SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 1, 1996



UNITED CAROLINA BANCSHARES CORPORATION
(Exact name of registrant as specified in its charter)




          North Carolina              05583                    56-0954530
        (State or other            (Commission               (IRS Employer
        jurisdiction of             File Number)             Identification No.)
        incorporation)


              127 Webster Street, Whiteville, North Carolina 28472 (Address, including zip code, of principal executive office)

                                 (910) 642-5131
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

                On November 1, 1996, Southern National Corporation ("SNC") and United Carolina Bancshares Corporation ("UCB") entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which UCB will be acquired by SNC. The Boards of Directors of SNC and UCB approved the Agreement and the transactions contemplated thereby at separate meetings held on November 1, 1996.

                In accordance with the terms of the Agreement, SNC will acquire UCB pursuant to a merger (the "Merger") of a newly created, wholly owned subsidiary of SNC to be organized under the laws of the State of North Carolina with and into UCB, with UCB as the surviving entity resulting from the Merger.

                Upon consummation of the Merger, each share of the $4.00 par value common stock of UCB ("UCB Common Stock") (excluding shares held by any dissenting shareholders) issued and outstanding at the effective time of the Merger (as described in the Agreement, the "Effective Time") shall be converted into and exchanged for 1.135 shares (the "Exchange Ratio") of the $5.00 par value common stock of SNC ("SNC Common Stock").

                In addition, at the Effective Time, all rights with respect to UCB Common Stock, pursuant to stock options granted by UCB under the existing stock plans of UCB, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to SNC Common Stock on a basis that reflects the Exchange Ratio.

                The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

                Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval by the shareholders of UCB of appropriate matters relating to the Agreement and the Merger required to be approved under applicable law; (ii) receipt of the approval by the shareholders of SNC of the issuance of shares of SNC Common Stock pursuant to the Merger as required to be approved under applicable law; (iii) receipt of all regulatory approvals required in connection with the transactions contemplated by the Agreement, provided that no regulatory approval may impose any condition or requirement (other than previously contemplated divestitures or conditions or restrictions caused by other acquisitions by SNC) which, in the reasonable opinion of SNC, would so materially adversely affect the business or economic benefits of the Merger as to render consummation of the Merger inadvisable or unduly burdensome;
(iv) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (v) receipt by SNC of letters, dated as of the filing date of the registration statement to be filed with the Securities and Exchange Commission (the "Commission"), in connection with the Merger and as of the Effective Time, from Arthur Andersen LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment; (vi) the representations and warranties of the respective parties shall be true and accurate under the standards set forth in the Agreement; (vii) the parties shall have

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performed in all material respects all obligations and complied in all material respects with all covenants required by the Agreement; (viii) UCB shareholders holding not more than 9.0% of the outstanding shares of UCB Common Stock shall have given written notice of their intent to demand payment for their shares and shall not have voted for the Merger, pursuant to Article 13 of the North Carolina Business Corporation Act; and (ix) satisfaction of certain other conditions.

                The Merger may be terminated by the parties under certain circumstances including on the basis of (i) a material breach of any covenant or agreement contained in the Agreement; (ii) an inaccuracy of any representation or warranty of the other party, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in the Agreement; (iii) the inability to satisfy or fulfill the conditions precedent to consummation of the Agreement prior to the closing date; (iv) the failure to obtain the requisite regulatory approvals; (v) the failure to obtain the requisite shareholder approvals; and (vi) the failure to consummate the Merger by September 30, 1997.

        Under the Agreement, SNC also has the right to terminate the Agreement at any time prior to January 10, 1997, if SNC determines in its sole good faith judgment, through review of information disclosed to it by UCB or discovered during performance of SNC's due diligence review or otherwise, that the financial condition, results of operations, business or business prospects of UCB is materially different from SNC's reasonable expectations with respect thereto based on information that has been disclosed by UCB in its filings with the Commission since January 1, 1996 and SNC's knowledge of the operations of banks.

        UCB also has the right to terminate the Agreement at any time during the ten-day period commencing two days after the "Determination Date," as defined, if either: (A) the "Average Closing Price" of SNC Common Stock is less than $27.00; or (B) both of the following conditions are satisfied (i) the Average Closing Price of SNC Common Stock is less than $28.50 and (ii) (a) the quotient obtained by dividing the Average Closing Price by $33.50 (such number being referred to herein as the "SNC Ratio") shall be less than (b) the quotient obtained by dividing the "Index Price" on the Determination Date by the Index Price on the "Starting Date" and subtracting 0.15 from the quotient. SNC has the right to elect to adjust the Exchange Ratio in accordance with the terms of the Agreement, and thereby eliminate UCB's right to terminate the Agreement.

        For purposes of the Agreement, the Average Closing Price shall mean the average of the daily last sales prices of SNC Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by SNC) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date. For purposes of the Agreement, the Determination Date shall mean the date on which the consent of the Board of Governors of the Federal Reserve System shall be received.

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        For purposes of the Agreement, the Index Price shall mean the weighted average of the closing prices of the companies composing the index group referred to the Agreement (the "Index Group"). For purposes of the Agreement, the Starting Date shall mean November 1, 1996.

        In connection with executing the Agreement, SNC and UCB entered into two stock option agreements. Under the first such stock option agreement (the "SNC Stock Option Agreement"), UCB granted to SNC an option to purchase up to 4,828,960 shares of UCB Common Stock, at a purchase price of $30.50 per share, upon certain terms and in accordance with certain conditions. Under the second such stock option agreement (the "UCB Stock Option Agreement"), SNC granted to UCB an option to purchase up to 10,806,121 shares of SNC Common Stock, at a purchase price of $34.625 per share, upon certain terms and in accordance with certain conditions.

        The Agreement and the Merger will be submitted for approval at a meeting of the shareholders of UCB. Similarly, the issuance of shares of SNC Common Stock pursuant to the Merger will be submitted for approval at a meeting of the shareholders of SNC. Prior to either shareholders meeting, SNC will file a registration statement with the Commission registering, under the Securities Act of 1933, as amended, the shares of SNC Common Stock to be issued in exchange for the outstanding shares of UCB Common Stock. Such shares of stock of SNC will be offered to the UCB shareholders pursuant to a prospectus that will also serve as a joint proxy statement for the separate meetings of the shareholders of UCB and SNC, respectively.

             For additional information regarding the Agreement, the SNC Stock Option Agreement, and the UCB Stock Option Agreement, reference is made to the copies of those documents which are incorporated herein by reference and included as Exhibits to this Current Report on Form 8-K. The foregoing discussion is qualified in its entirety by reference to such documents.

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                                   SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               UNITED CAROLINA BANCSHARES CORPORATION
                                               (Registrant)



                               By:  /s/ E. Rhone Sasser

                               E. Rhone Sasser
                               Chairman of the Board and Chief Executive Officer


Date:  November 8, 1996

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                               INDEX TO EXHIBITS


                                                                     Sequential
Exhibit                                                               Page No.



   2.1 Agreement and Plan of Reorganization, dated as of November 1, 1996, by and between Southern National Corporation and United Carolina Bancshares Corporation .

   2.2 Stock Option Agreement, dated as of November 1, 1996, issued by United Carolina Bancshares Corporation to
        Southern National Corporation

   2.3 Stock Option Agreement, dated as of November 1, 1996, issued by Southern National Corporation to United Carolina Bancshares Corporation

   99.1 Text of joint press release, dated November 4, 1996, issued by United Carolina Bancshares Corporation and Southern National Corporation

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